UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 11, 2020
UNITED STATES CELLULAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-09712	62-1147325
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8410 West Bryn Mawr, Chicago, Illinois 60631
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (773) 399-8900

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $1 par value	USM	New York Stock Exchange
6.95% Senior Notes due 2060	UZA	New York Stock Exchange
7.25% Senior Notes due 2063	UZB	New York Stock Exchange
7.25% Senior Notes due 2064	UZC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement

As previously disclosed, on January 21, 2015, United States Cellular Corporation (U.S. Cellular) entered into a $225 million Credit Agreement by and among U.S. Cellular as Borrower, CoBank, ACB as Administrative Agent, and the other lenders party thereto and identified therein. On June 15, 2016, the Credit Agreement was amended and restated (First Amended and Restated Credit Agreement). On June 11, 2020 (the Effective Date), U.S. Cellular entered into a Second Amended and Restated Credit Agreement. The Second Amended and Restated Credit Agreement amends and restates in its entirety the First Amended and Restated Credit Agreement.

The Second Amended and Restated Credit Agreement provides U.S. Cellular with a $300 million senior term loan credit facility for re-evidencing indebtedness under the First Amended and Restated Credit Agreement, general corporate purposes, including working capital, spectrum purchases and capital expenditures.

Borrowings under the Second Amended and Restated Credit Agreement bear interest, at U.S. Cellular’s option, either at a LIBOR rate (subject to customary LIBOR replacement protocols) or at an alternative base rate, plus, in each case, an applicable margin.

The two financial covenants described below are included in the Second Amended and Restated Credit Agreement:

1.	Consolidated Interest Coverage Ratio (the ratio of Consolidated EBITDA to Consolidated Interest Charges) may not be less than 3.00 to 1.00 as of the end of any fiscal quarter.

2.	Consolidated Leverage Ratio (the ratio of Consolidated Funded Indebtedness to Consolidated EBITDA) may not be greater than 3.25 to 1.00 as of the end of any fiscal quarter.

The term loan under the Second Amended and Restated Credit Agreement is unsecured, subject to certain limitations. Additionally, certain wholly-owned subsidiaries are guarantors under the Second Amended and Restated Credit Agreement.

The Second Amended and Restated Credit Agreement includes representations and warranties, covenants, events of default and other terms and conditions that are substantially similar to U.S. Cellular’s existing revolving credit agreement.

A Change in Control, as such term is defined in the Second Amended and Restated Credit Agreement, of TDS (as defined below) or U.S. Cellular would constitute a default and would enable the required lenders and the Administrative Agent to require all borrowings outstanding under the Second Amended and Restated Credit Agreement to be repaid.

The continued availability of the Second Amended and Restated Credit Agreement requires U.S. Cellular to comply with certain negative and affirmative covenants, maintain the above financial ratios and provide representations on certain matters at the time of each borrowing.

The Second Amended and Restated Credit Agreement permits U.S. Cellular to make one or more borrowings aggregating up to $300 million from the Effective Date through the one-year anniversary of the Effective Date, or June 11, 2021. The total amount available to borrow as of the Effective Date is reduced by $83 million of outstanding borrowings under the First Amended and Restated Credit Agreement.

Amounts borrowed under the Second Amended and Restated Credit Agreement will be due and payable in quarterly installments of $750,000 beginning on September 30, 2021 through March 31, 2027, and the remaining unpaid balance will be due and payable in full on the seventh anniversary of the Effective Date, or June 11, 2027.

The foregoing brief description is qualified by reference to the copy of the Second Amended and Restated Credit Agreement attached hereto as Exhibit 4.1, which is incorporated herein by reference, and which identifies all the lenders thereto.

Some of the lenders and/or agents under the Second Amended and Restated Credit Agreement and/or their affiliates may have various relationships with U.S. Cellular, its parent, Telephone and Data Systems, Inc. (TDS), and their subsidiaries involving banking or other financial services, including checking, cash management, brokerage, lending, investment banking, depository, indenture trustee and/or other services, including serving as a lender under the Second Amended and Restated Credit Agreement or other TDS and/or U.S. Cellular credit agreements.

In connection with the Second Amended and Restated Credit Agreement, U.S. Cellular and TDS reaffirmed the Subordination Agreement entered into on June 16, 2016, the form of which is attached as Exhibit F to the First Amended and Restated Credit Agreement filed as an exhibit to U.S. Cellular's Form 8-K dated June 15, 2016. Pursuant to this Subordination Agreement, (a) any consolidated funded indebtedness from U.S. Cellular to TDS will be unsecured and (b) any (i) consolidated funded indebtedness (other than Refinancing Indebtedness as defined in the Subordination Agreement) in excess of $105,000,000, and (ii) Refinancing Indebtedness in excess of $250,000,000, will be subordinated and made junior in right of payment to the prior payment in full of obligations to the lenders under the Second Amended and Restated Credit Agreement. As of the date of this Form 8-K, there is no outstanding funded indebtedness of U.S. Cellular that is subordinated pursuant to the Subordination Agreement.

In reviewing the agreements included as exhibits to this report, please note that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about U.S. Cellular or the other parties to the agreements. Certain of the agreements contain representations and warranties by one or more of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in any instance be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•
may have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about U.S. Cellular may be found elsewhere in the U.S. Cellular’s SEC filings, which are available without charge through the SEC’s website at www.sec.gov.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01.  Financial Statements and Exhibits

(d)   The following exhibits are being filed herewith:

Exhibit Number	Description of Exhibits
4.1	Second Amended and Restated Credit Agreement, among U.S. Cellular, CoBank, ACB as administrative agent, and the lenders thereto, dated as of June 11, 2020.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES CELLULAR CORPORATION
(Registrant)

Date:	June 16, 2020	By:	/s/ Douglas W. Chambers
Douglas W. Chambers
Senior Vice President, Chief Financial Officer and Treasurer
(principal financial officer)